UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 2, 2023

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Service Agreement

On June 2, 2023, Consolidated Water Co.  Ltd. (the “Company”), through its indirect wholly-owned subsidiary, Kalaeloa Desalco LLC (“Kalaeloa Desalco”), entered into a service agreement (the “Agreement”) with The Board of Water Supply of the City and County of Honolulu, Hawaii (the “BWS”), relating to the design, construction, operation and maintenance of the Kalaeloa Seawater Desalination Facility in Oahu, Hawaii (the “Project”).  Once operational, the Company will deliver between 1.615 million gallons per day and 1.785 million gallons per day.

The BWS has agreed to pay the Company $149,648,118.00 (the “Design-Build Price”) for its design-build work in connection with the Project, which will be the Company’s entire compensation and reimbursement for the performance of the design-build work.  The Design-Build Price includes payment for any taxes payable by the Company in connection with the design-build work, any utilities that will be required to perform the design-build work, commissioning and starting up the Project, operating the Project, conducting any acceptance tests, and correcting any nonconforming design-build work.  The Design-Build Price will be paid as certain milestones are achieved.  The BWS will obtain federal funding to reimburse itself for, or to pay directly, a portion of the Design-Build Price.  The Design-Build Price is subject to certain adjustments for change orders and change directives issued by the BWS and for costs resulting from uncontrollable circumstances.  The Design-Build Price also will be subject to a one-time adjustment (i) based on the occurrence of a change in the Employment Cost Index for Construction Workers for the period starting on the date that is 120 days following the submission of the proposal for the Project and ending on the issuance of the notice to proceed with construction of the Project and/or (ii) fluctuations in the costs of certain raw materials for the period starting on the date that is 120 days following the submission of the proposal for the Project and ending on the date of issuance of the notice to proceed with construction of the Project.

The BWS has agreed to pay the Company $11,533,546.00 (the “Development Price”) for its development work, which is included within the Design-Build Price.  The Development Price will not be subject to adjustment.  The Development Price will be paid to the Company as milestones are achieved, which payments will be considered to be partial payments of the Design-Build Price.  Such payments of the Development Price will be conditioned upon the Company’s final completion of each development period activity corresponding to the payment date on the progress payment schedule and will not exceed the individual and aggregate maximum Design-Build Price payments therefor.  The Company will be responsible for all other costs and expenses incurred in performing the development work obligations during the development period and such costs will not be reimbursable to the Company.

The Agreement will continue in effect for the 20 years following the date of the acceptance of the Project in accordance with the terms of the Agreement.  The Agreement may be renewed and extended, at the option of the BWS, for two five-year renewal terms (together with the initial 20 year term, the “Term”).  “Final Completion” of the Project will occur within 180 days of completion of the design-build work, acceptance of the Project by the BWS in accordance with the Project acceptance criteria, issuance of a final certificate of occupancy and the Company meeting certain deliverable and payment requirements under the Agreement.

Upon acceptance of the Project and for each contract year thereafter through the end of the Term, the BWS has agreed to pay the Company a service fee (the “Service Fee”) as compensation for the operation services to be performed by the Company.  The Service Fee will be calculated based on certain fixed and variable components for the then current contract year.  The Service Fee will be paid in monthly installments and will be calculated on account of the operation services rendered by the Company during the prior month.  The Project will be municipally owned property and not subject to real property or possessory interest taxation.  If the Company is nonetheless required to pay any real property or possessory interest tax on account of the Project, the Company will be entitled to recover the amount paid as part of the monthly Service Fee payment.

The Company will be required to deliver water at an average flow rate of 1.7 million gallons per day for each month during the operation period (the “Water Delivery Guarantee”).  In the event that the Company fails in any month to meet the Water Delivery Guarantee, the Company will be responsible for paying liquidated damages to the BWS.  In the event of repeated, unexcused failures to meet the Water Delivery Guarantee, the BWS may terminate the Agreement.  The

BWS will have the right, in its discretion, at any time, by written notice to the Company, to adjust the Water Delivery Guarantee to either 0.85 million gallons per day or 0 million gallons per day.  In the event of such adjustment, the minimum and maximum daily flow rates will be adjusted to reflect a minimum of 95% of the adjusted Water Delivery Guarantee and a maximum of 105% of the adjusted Water Delivery Guarantee.  The Company may also be required to adjust the flow rates, as required by the BWS, to respond to extraordinary or emergency circumstances.  If such adjustments are necessary for uncontrollable circumstances that are not the fault of the Company, the Company will be relieved of its Water Delivery Guarantee obligations to the extent attributable to the extraordinary flow rate changes.  In such event, the BWS will be responsible for any electricity demand levels established as a result of the flow rate demand levels required by the BWS to the extent that such demand levels exceed those established under normal operating conditions.

The Company also is required to meet certain enhanced water quality standards, which are collectively referred to in the Agreement as the “Water Treatment Guarantee.” In addition to the Water Delivery Guarantee and the Water Treatment Guarantee, the Company will have the obligation to meet certain other performance guarantees under the Agreement.

The Company provided commercially standard indemnifications to the BWS, the City and County of Honolulu, Hawaii, and the State of Hawaii Department of Land and Natural Resources and each of their respective elected officials, appointed officers, consultants, representatives, volunteers, agents and employees.  Such indemnifications are not limited to insurance coverage required to be obtained by the Company under the Agreement or by any coverage exclusions.  The Company is required to obtain performance and payment bonds in an amount equal to one hundred percent of the Design-Build Price, including any adjustments thereto, and maintain such bonds until Final Completion.  Additionally, the Company is required to provide an operations performance bond as security for the Company’s operation services, in an amount equal to the annual Service Fee, for the duration of the Term.

The Company also is required to maintain insurance coverage to protect the BWS and certain third parties as loss payees.

The Company will be required to pay liquidated damages to the BWS in certain circumstances associated with the replacement of key individuals of the Company, unexcused delays in achieving acceptance of the Project, failure to comply with performance guarantees and non-performance or breach of the Agreement.  In addition to liquidated damages, the BWS will have other remedies for each such circumstances of replacement, unexcused delay, non-compliance and non-performance, as applicable, as provided in the Agreement.

Upon the following events of default by the Company pursuant to the Agreement, the BWS may terminate the Agreement without any advanced notice requirement or providing any opportunity to cure: (i) the Company’s failure to obtain, maintain in full force and effect or renew within 30 days prior to expiration of any security instrument as security for the performance of the Agreement; (ii) the Company’s failure to demonstrate through its enhanced pilot testing that the proposed treatment processes will produce water that will meet the water quality standards; (iii) the Company’s failure to achieve acceptance of the Project prior to the end of the extension period under the Agreement; (iv) the Company’s failure to meet the performance guarantees set forth in the Agreement; (v) the Company’s failure to comply with the minimum and maximum flow rates set forth in the Agreement; (vi) the assessment by the BWS of liquidated damages in an aggregate amount that exceeds the liquidated damages sublimit amount specified in the Agreement; (vii) the Company’s failure to immediately take all appropriate action in the event of a public health or safety emergency due to the Company’s failure to comply with the Agreement; (viii) the Company’s abandonment or failure to operate all or a portion of the Project for two or more consecutive days in any contract year; (ix) the Company’s insolvency, voluntary bankruptcy or involuntary bankruptcy; (x) the Company’s default under the Guaranty Agreement (as defined below); or (xi) the Company’s failure to provide credit enhancement in connection with the Guaranty Agreement when and as required.

Upon the following events of default by the Company pursuant to the Agreement, the BWS may terminate the Agreement, but (a) must first provide written notice to the Company of the default and (b) the Company must fail to initiate within a reasonable time (in any event not more than 30 days from the initial default notice) actions reasonably necessary to correct the default and prevent its recurrence: (i) breach of a representation or warranty by the Company under the Agreement or Guaranty Agreement; (ii) a payment default that is not cured within 60 days following the due date for such payment; (iii) failure by the Company to resume contract services which have been suspended or stopped within a reasonable time after receipt of notice from the BWS to do so or, if applicable, after cessation of the event preventing performance; (iv) failure by the Company to materially comply with applicable laws or with instructions of the BWS consistent with the Agreement; (v) the Company’s performance of contract services deviates from the Agreement, and refusal or neglect to correct rejected contract services; (vi) the Company’s failure to achieve Final Completion; and (vii) the Company’s material breach of the Agreement or the failure to perform any other material obligation under the Agreement.  If the Company initiates within such reasonable time and continues with due diligence to carry out to completion all actions required to cure a default described in the preceding sentence, the circumstance would not constitute an event of default.

The BWS may also terminate the Agreement for convenience at any time prior to the date of acceptance of the Project or during the operations period upon 60 days’ and 90 days, respectively, written notice to the Company.  In such an event, the BWS and the Company may agree to a settlement provided the settlement does not exceed the Design-Build Price or applicable Service Fee, as applicable, plus settlement costs reduced by payments previously made by the BWS and certain other costs of the BWS.  If settlement is not reached, the BWS will be obligated to pay the Company the actual costs of all work or services, as applicable, performed prior to termination plus a five percent mark-up less amounts previously paid by the BWS to the Company, as well as certain other costs, including settlement costs; provided, however, that if it appears that the Company would have sustained a loss if the entirety of the design-build work or operation services, as applicable, would have been completed, no mark-up will be allowed or included and the amount of compensation will be reduced to reflect the anticipated rate of loss.

Upon termination or expiration of the Agreement, the BWS or any successor operator of the Project designated by the BWS will have the right to offer employment to any employees of the Company employed at the Project notwithstanding any employment agreement, offer, letter or similar document to the contrary.

Upon termination or expiration of the Agreement, the BWS may require that the Company provide continuity of service and technical support to the BWS for a reasonable period of time.  If the Agreement is terminated as a result of a default by the Company, the Company will be responsible for the costs and expenses of undertaking such continuity of service and technical support.

Neither the Company nor the BWS may assign the Agreement in whole or any part without the prior written consent of the other party, except that the BWS may assign its rights and obligations under the Agreement without the consent of the Company to another governmental body if such assignee assumes, and is legally capable of discharging, the duties and obligations of the BWS under the Agreement.

Guaranty Agreement

The Company will guarantee the payment and performance of the obligations of Kalaeloa Desalco under the Agreement pursuant to a guaranty agreement, entered into on June 2, 2023, by the Company and the BWS (the “Guaranty Agreement”).

Pursuant to the Guaranty Agreement, the Company will guarantee to the BWS (i) the full and prompt payment when due of each and all of the payments required to be credited or made by Kalaeloa Desalco under the Agreement and (ii) the full and prompt performance and observance of each and all of the obligations of Kalaeloa Desalco under the Agreement.

The BWS will have the right to proceed first and directly against the Company under the Guaranty Agreement without first proceeding against Kalaeloa Desalco or exhausting any other remedies against Kalaeloa Desalco which the BWS may have under the Agreement.

The Guaranty Agreement will remain in full force and effect until all of the obligations of Kalaeloa Desalco under the Agreement have been fully paid and performed.

A default by the Company under the Guaranty Agreement will also constitute an event of default under the Agreement. Under the Agreement, upon a material adverse change in the financial condition of the Company, Kalaeloa Desalco will be required to provide the BWS credit enhancement in the form of a replacement guarantor to become the guarantor for purposes of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1

Service Agreement for the Kalaeloa Seawater Desalination Facility Design, Build, Operate And Maintain Project Oahu, Hawaii dated June 2, 2023 between Kalaeloa Desalco LLC and The Board of Water Supply of the City and County of Honolulu, Hawaii.

10.2	Guaranty Agreement dated June 2, 2023 from Consolidated Water Co. Ltd. to The Board of Water Supply of the City and County of Honolulu, Hawaii.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: June 6, 2023

5